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                                  Exhibit 21


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                                  EXHIBIT 21
                                  ----------

                          SUBSIDIARIES OF REGISTRANT

The registrant is IKON Office Solutions, Inc., an Ohio corporation, which has no parent. The following sets forth information with respect to IKON Office Solutions, Inc.'s subsidiaries as of September 30, 2000.

                                                                                                     State or other
                                                                                                   jurisdiction of
                                                                       % Voting Securities         Incorporation or
Subsidiary                                                               Owned (by whom)             organization
----------                                                             -------------------         ----------------
Chesterbrook Insurance Limited                                               100% IKON                   Bermuda
IKON Capital, Inc. (Canada)                                                  100% IKON                   Canada
IKON Document Solutions Ltd (Ireland)                                        100% IKON                   Ireland
IKON Office Solutions A/S (Denmark)                                          100% IKON                   Denmark
IKON Office Solutions Foundation, Inc.                                       100% IKON                   Pennsylvania
IKON Office Solutions Group PLC (IOSG)                                       100% IKON                   United Kingdom
       IKON Office Solutions Europe PLC (IOSE)                               100% IOSG                   United Kingdom
              IKON Office Solutions PLC (IOSPLC)                             100% IOSE                   United Kingdom
                     IKON Capital PLC                                        100% IOSPLC                 United Kingdom
                     Kafevend Group PLC                                      100% IOSPLC                 United Kingdom
              IKON Office Solutions Holding GmbH (IOSH)                      100% IOSE                   Germany
                     IKON Office Solutions GmbH Hamburg                      100% IOSH                   Germany
                     IKON Office Solutions GmbH Hagen (IKONHAGEN)            100% IOSH                   Germany
                          IKON Office Solutions Gmbh Network Services        100% IKONHAGEN              Germany
                     IKON Office Solutions GmbH Munchen                      100% IOSH                   Germany
                     IKON Office Solutions GmbH Frankfurt                    100% IOSH                   Germany
                     IKON Office Solutions GmbH Leipzig                      100% IOSH                   Germany
                     IKON Leasing GmbH                                       100% IOSH                   Germany
IKON Office Solutions Technology Services, LLC                               100% IKON                   Delaware
IKON Office Solutions West, Inc.                                             100% IKON                   Delaware
IKON Realty, Inc.                                                            100% IKON                   Delaware
INA North America Holdings, Inc. (INA)                                       100% IKON                   Delaware
      IKON Baja, S.A. de C.V.                                                99.79% INA/.21% IKON        Mexico
      IKON de Mexico, S.A. de C.V. (IDM)                                     99.99% INA/.01% IKON        Mexico
            IKON Servicios, S.A. de C.V. (IS)                                99.99% IDM/.01% INA         Mexico
            IKON Copiroyal, S.A. de C.V.                                     99.99% IDM/.01% IS          Mexico
            IKON Inmuebles, S.A. de C.V.                                     9.99% IDM/.01% IS           Mexico
      IKON Office Solutions Australia Pty Ltd                                100% INA                    Australia
      IKON Office Solutions, Inc. (Canada) (IOS-Canada)                      100% INA                    Canada
            IKON Office Solutions Dublin Limited                             100% IOS-Canada             Ireland
            IKON Office Solutions Technology Services, Inc. (Canada)         100% IOS-Canada             Canada
Integra Technology International, Inc.                                       100% IKON                   Arizona
IOS Capital, Inc. (IOSC)                                                     100% IKON                   Delaware
    IKON Funding, Inc.                                                       100% IOSC                   Delaware
    IKON Receivables Funding, Inc.                                           100% IOSC                   Delaware
    IKON Funding, LLC                                                        100% IOSC                   Delaware
    IKON Funding-1, LLC                                                      100% IOSC                   Delaware
    IKON Funding-2, LLC                                                      100% IOSC                   Delaware
    IKON Receivables -1, LLC (IR-1)                                          100% IOSC                   Delaware
       IKON Receivables, LLC                                                 100% IR-1                   Delaware
Partners Securities Company                                                  100% IKON                   Delaware
Pimeau B.V.                                                                  100% IKON                   France
       IKON Office Solutions (Holding) France (IOSHF)                        92% IKON / 8% PIMEAU        France
             IKON Office Solutions S.A. (IOSSA)                              100% IOSHF                  France
                   IKON Document Service S.A.                                100% IOSSA                  France
                   IKON Total Document Services S.A.                         100% IOSSA                  France
Upshur Coals Corporation                                                     100% IKON                   West Virginia
Valinor Inc.                                                                 100% IKON                   Massachusetts

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                          IKON Office Solutions, Inc.

                  Certificate Pertaining to Foreign Interests



Question No. 2    The attached is a listing of all IKON Office Solutions, Inc.
                  wholly owned subsidiaries, that is inclusive of all foreign subsidiaries, identifying place of jurisdiction or incorporation, and percentage of ownership. All foreign subsidiaries may be contacted through the following business entity:

                                          IKON Office Solutions, Inc.
                                          Law Department
                                          70 Valley Stream Parkway
                                          Malvern, PA 19355
                                          (610) 296 - 8000

Question No. 3    Mr. Philip Cushing, a citizen of the United Kingdom, is one of nine Directors of IKON Office Solutions, Inc.

Question No. 4    Yes, please see answer to question No. 3 above.

Question No. 5    None other than in the ordinary course of business or that has a materially adverse effect on the company

Question No. 6    IKON Office Solutions, inc. holds an unsecured line of credit with three banks, two of which are foreign banks. The banks, amount of credit and percentage of the total line of credit is as follows:

                             Deutshe Bank             50%           $ 35,706M
                             Royal Bank of Canada     30%           $ 21,423M


Question No. 9    Yes, please see answer to question No. 3 above.